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ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas Announces Appointment of Chief Financial Officer

SAN ANTONIO (August 7, 2012) - Abraxas Petroleum Corporation (NASDAQ:AXAS) today announced that Geoffrey R. King, CFA, has been hired to serve as Vice President and Chief Financial Officer of the Company.

Mr. King has been with Van Eck Associates since 2007 as a Senior Energy Analyst with his focus on natural resource equities and commodities and prior to that served as a Senior Analyst of Global Power and Energy with Merrill Lynch and Petrie Parkman. Mr. King has a B.A. in Economics and History from Davidson College.  Mr. King replaces Barbara Stuckey who has elected to retire.

“I am pleased to announce the addition of Geoff to our team.  His energy and capital markets experience will help Abraxas move to the next level,” commented Bob Watson, President and CEO of Abraxas.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States and in the province of Alberta, Canada.

Robert L. G. Watson
Telephone 210.490.4788
rwatson@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675